Exhibit 32.1
REMOTE DYNAMICS, INC. AND SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Remote Dynamics, Inc. (the “Company”), on Form 10-QSB for the period ended May 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Neil Read, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Neil Read Neil Read
Vice President, Chief Financial Officer, Treasurer and Secretary
(Principal Executive Officer, Principal Financial and Accounting Officer)
July 17, 2006